Exhibit 99.1

Liquid Files Voluntary Petition Under Chapter 11 of the Bankruptcy Code

HOBOKEN, N.J., Jan. 27, 2016 (GLOBE NEWSWIRE) -- Liquid Holdings Group, Inc. (OTC PINK:LIQD) (“Liquid” or the “Company”), a SaaS provider of investment management solutions for the buy side, announced today that it and its subsidiary Liquid Prime Holdings, LLC, each filed a voluntary petition in the United States Bankruptcy Court for the District of Delaware (the “Court”) seeking relief under the provisions of Chapter 11 of the United States Bankruptcy Code. The Company believes the Chapter 11 process will provide the greatest flexibility to pursue viable options for asset sales or other alternatives.

Liquid will continue to operate the business as a debtor-in-possession in its Chapter 11 case. The Company has filed a series of first-day motions with the Court that will allow it to continue to conduct business without interruption. These motions are designed primarily to minimize the impact on the Company’s operations, customers and employees.

For access to Court documents and other general information about the Chapter 11 case, please visit http://www.deb.uscourts.gov.

The Company’s counsel in Chapter 11 is Blank Rome LLP. The Company has engaged Carl Marks Advisory Group, LLC as its bankruptcy financial advisor and SenaHill Advisors, LLC as its investment banker.

About Liquid Holdings Group

Liquid Holdings Group, Inc. (OTC PINK:LIQD) is a SaaS provider of investment management solutions to the buy side. The Liquid platform combines multi-asset order, execution and risk management with shadow NAV and investor reporting capabilities. Liquid goes a step further, backing its mission-critical front-office capabilities with managed services to transform manually intensive middle-office processes into an automated, seamless experience. The Company offers the Liquid platform or any of its components on a subscription basis to hedge fund managers, asset managers, family offices and financial institutions worldwide.

Liquid was named Best EMS and Best New Cloud Application by HFM, 2014 Best Global Risk Management Software Company and Best USA Global Risk Management Software Company by the readers of Hedgeweek, as well as 2014 Best Cloud Provider and Best Fin Tech Operations Startup by FTF News.

Headquartered in Hoboken, New Jersey, Liquid Holdings Group was formed in 2012. For more information, please visit www.liquidholdings.com.

Cautionary Statement Concerning Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements include, among others, statements relating to the Chapter 11 process providing the greatest flexibility to the Company to pursue viable options for asset sales or other alternatives. These statements are based on our beliefs and assumptions, which in turn are based on currently available information. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement, including, but not limited to: (i) the outcome or timing of the Chapter 11 process, (ii) the effect of the Chapter 11 filings on our relationships with third parties and employees, (iii) proceedings that may be brought by third parties in connection with the Chapter 11 process, (iv) our ability to meet financial obligations during the Chapter 11 process or to maintain contracts that are critical to our operations, and (v) our ability to maintain adequate liquidity to fund operations during the Chapter 11 process and thereafter. Many of these factors are beyond our ability to control or predict and you should be aware that the occurrence of certain events, including those referenced above and in the sections titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, in our subsequent Quarterly Reports on Form 10-Q, in Exhibits 99.2 and 99.3 to our Current Report on Form 8-K filed October 8, 2015, and Exhibit 99.1 to our Current Report on Form 8-K filed December 1, 2015 or in our other filings with the SEC, could harm our business, prospects, results of operations, liquidity and financial condition, could cause our stock price to decline significantly or could require us to scale back or cease operations. Except as required by applicable law, we are under no obligation to publicly update or revise any forward-looking statements.

CONTACT:

Liquid Investor Relations

ir@liquidholdings.com